Exhibit 99.4 - Order Approving Receiver's First Report to Court

IN THE IOWA DISTRICT COURT FOR SCOTT COUNTY

IN RE JUDICIAL DISSOLUTION OF	)	Law No. 116517
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EAST FORK BIODIESEL, LLC,	)	ORDER APPROVING RECEIVER'S FIRST REPORT TO COURT AND APPROVING RECEIVER'S REQUEST FOR AUTHORITY TO PAY VARIOUS FEES AND EXPENSES
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        This matter comes before the Court on the 8th day of November, 2010 at the Scott County Courthouse in Davenport, Iowa.  The Receiver's First Report to Court and Request for Authority to Pay Various Fees and Expenses (the "Receiver's Report") was filed in this proceeding on November 2, 2010.  The Court notes that no members or creditors of East Fork Biodiesel, LLC ("EFB") have objected to the receivership proceedings or have appeared herein requesting copies.  The Court further finds that it would be cost prohibitive to mail copies of the report to EFB's creditors and members.
Based on the Receiver's Report, and the Court file, the Court FINDS:
1.           The Receiver has caused notice to members and creditors to be mailed and published as previously ordered by this Court.  No EFB creditor, member or other interested party has timely objected to these proceedings.
2.           No EFB member, creditor or anyone else has appeared herein or otherwise requested notice of matters filed herein.  It would be cost prohibitive for the Receiver to mail this Receiver's Report to all EFB members and creditors.
3.           The Receiver has listed and accounted for the property in his hands in the Receiver's Report and such accounting appears to be in order.  Further, the Court finds that the disbursements set forth in the Exhibit A accounting attached to the Receiver's Report are appropriate receivership expenses and the Court ratifies and affirms the Receiver's payment of those expenses.
4.           The Receiver is entitled to fees and disbursements for his services as Receiver and the sum of $12,329.00 is a fair and reasonable fee for such services and disbursements for the period from August 25, 2010 through October 22, 2010, all as set forth in Exhibit B to the Receiver's Report.
5.           The law firm of Lane & Waterman LLP has acted as attorney for EFB and for the Receiver and $34,762.78 is a fair and reasonable payment for the services and disbursements provided by Lane & Waterman LLP for the  months of August and September, 2010 as set forth in Exhibit C to the Receiver's Report.
6.           The former CEO of EFB, Chris Daniel d/b/a DCD Management and Consulting, has provided services at the request of the Receiver and $600.00 is a fair and reasonable payment for such services as set forth in Exhibit D to the Receiver's Report.
7.           The Receiver has received a proposal from RSM McGladrey, Inc. for preparation of EFB's final income tax returns for the 2010 year and related services, including mailing final K-1 statements to the members, and the Court finds that the McGladrey proposal to perform such services for the sum of $19,800.00 is fair and reasonable in the circumstances and the Receiver should be authorized to retain McGladrey to perform such services pursuant to the  proposal set forth in Exhibit E to the Receiver's Report.
NOW, THEREFORE, the Court hereby ORDERS as follows:
1.           The Receiver's First Report to Court and Request for Authority to Pay Various Fees and Expenses as filed herein is hereby approved and confirmed.  The acts of the Receiver and his conduct of the receivership as shown in the Receiver's Report are hereby ratified and approved, the disbursements made by the Receiver as shown in the Receiver's Report are hereby approved, and the administration of the receivership by the Receiver for the period covered by the Receiver's Report is in all respects approved and confirmed.
2.           The Court hereby fixes and allows fees and disbursements as follows:  (i) to the Receiver in the amount of $12,329.00 for the period from August 25, 2010 through October 22, 2010;  (ii) to Lane & Waterman LLP, as attorneys for EFB and the receivership, in the amount of $34,762.78 for the months of August and September, 2010; and (iii) to Chris Daniel d/b/a DCD Management and Consulting, as consultant to the Receiver, in the amount of $600.00.  The Receiver is hereby directed to pay such fees and disbursements.
3.           The Receiver is directed to make further reports to and applications to the Court as the receivership progresses, with the view and goal that the receivership be concluded in the calendar year 2010 and EFB dissolved consistent with the statutes of the State of Iowa and the oath of the Receiver.
       This Order entered the date first stated above.

JUDGE, Seventh Judicial District

Copy to:

Terry M. Giebelstein
LANE & WATERMAN LLP
220 N. Main Street, Suite 600
Davenport, IA 52801

Terrence A. Kilburg
4217 Stone Haven Drive
Bettendorf, IA 52722

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